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                                                                  EXHIBIT 3.1(A)


                          CERTIFICATE OF AMENDMENT OF

                        CERTIFICATE OF INCORPORATION OF

                           THE FORTRESS GROUP, INC.

        The Fortress Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of The Fortress Group, Inc. resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        IT IS RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" to add the following provision to said Article Fourth:

        "Reverse Stock Split.  Upon the effective date of the filing of this
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certificate each share of the Corporation's Common Stock, par value $.01 per share, is hereby changed into .944223664 of a share so as to reduce the number of shares of the Corporation's Common Stock, par value $.01 per share, outstanding from 2,361,259 shares to 2,230,500 shares."

        SECOND: that thereafter, pursuant to the resolution of its Board of Directors a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said The Fortress Group, Inc. has caused this certificate to be signed by James J. Martell, Jr., its authorized officer this 15th day of May, 1996.

                                        The Fortress Group, Inc.

                                        By: ____________________________
                                               James J. Martell, Jr.

                                        Title:  President